Exhibit a(1)(iii)

Notice of Guaranteed Delivery
For Tender of Ordinary Shares and/or American Depositary Shares of
Actions Semiconductor Co., Ltd

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN DAYLIGHT SAVINGS TIME, ON TUESDAY, SEPTEMBER 22, 2015, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below):

•	if you want to tender Shares, but your certificates for the Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date;
•	if you want to tender ADSs, but you cannot comply with the procedure for book-entry transfer by the Expiration Date; or your other required documents cannot be delivered to the Depositary by the Expiration Date;
•	in which case, you can still tender your Shares/ADSs if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail, overnight courier or by facsimile transmission (for Eligible Institutions (as defined in the Offer to Purchase) only) prior to the Expiration Date (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase dated August 24, 2015 (the “Offer to Purchase”).

Deliver to:

The Depositary for the Offer is:

Laurel Hill Advisory Group Company

By Mail:	By Registered Mail, Courier or Hand Delivery:
31 Adelaide St East P.O. Box 280 Toronto, Ontario M5C 2J4 Canada	70 University Avenue, Suite 1440 Toronto, Ontario M5J 2M4 Canada

For this notice to be validly delivered, it must be received by the Depositary at the address listed above before the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to the Company, Laurel Hill Securities, LLC and Imperial Capital, LLC, as the Dealer Managers, or Laurel Hill Advisory Group, LLC, as the Information Agent, will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to RBC Corporate Services Hong Kong Limited, the transfer agent for the Shares, or The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Actions Semiconductor Co., Ltd (the “Company”) upon the terms and subject to the conditions set forth in its Offer to Purchase, dated August 24, 2015, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of ordinary shares of the Company, par value US$0.000001 per share (the “Shares”) (including Shares represented by American Depository Shares (the “ADSs”)), listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares to be tendered:      Shares

(1)	SHARES TENDERED AT PRICE DETERMINED BY YOU (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Tender Offer,” the undersigned tenders Shares at the price checked. This action could result in none of the Shares being purchased if the purchase price determined by the Company is less than the price checked below. SHARES REPRESENTED BY ONE SINGLE CERTIFICATE MUST BE TENDERED AT ONE SINGLE PRICE. A SECURITYHOLDER WHO DESIRES TO TENDER SHARES REPRESENTED BY MULTIPLE CERTIFICAES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE SELECTED. The same Shares cannot be tendered at more than one price, unless previously validly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES
ARE BEING TENDERED

☐ US$18/60	☐ US$19/60	☐ US$20/60	☐ US$21/60

OR

(2)	SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by You,” the undersigned hereby tenders Shares at the purchase price determined by the Company in accordance with the terms of the Offer.

☐  The undersigned wants to maximize the chance of having the Company purchase all Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders Shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF US$18/60 PER SHARE. CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

Number of ADSs to be tendered:      ADSs

(1)	ADSs TENDERED AT PRICE DETERMINED BY YOU (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “ADSs Tendered at Price Determined Under the Tender Offer,” the undersigned tenders ADSs at the price checked. This action could result in none of the ADSs being purchased if the purchase price determined by the Company is less than the price checked below. A SECURITYHOLDER WHO DESIRES TO TENDER ADSS AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE SELECTED. The same ADSs cannot be tendered at more than one price, unless previously validly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER ADSS AT WHICH ADSS
ARE BEING TENDERED

☐ US$1.80	☐ US$1.90	☐ US$2.00	☐ US$2.10

OR

(2)	ADSS TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER (SEE INSTRUCTION 5)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “ADSs Tendered at Price Determined by You,” the undersigned hereby tenders ADSs at the purchase price determined by the Company in accordance with the terms of the Offer.

☐  The undersigned wants to maximize the chance of having the Company purchase all ADSs the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders ADSs at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION COULD RESULT IN THE TENDERED ADSS BEING PURCHASED AT THE MINIMUM PRICE OF US$1.80 PER ADSS. CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF ADSS.

NOTE: SIGNATURE MUST BE PROVIDED WHERE INDICATED BELOW

CONDITIONAL TENDER
(See Instruction 13 to the Letter of Transmittal)

   A securityholder may tender Shares/ADSs subject to the condition that a specified minimum number of the securityholder’s securities tendered pursuant to the Letter of Transmittal must be purchased if any securities tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least that minimum number of Shares (including Shares represented by ADSs) indicated below is purchased by the Company pursuant to the terms of the Offer, none of the securities tendered will be purchased. It is the tendering securityholder’s responsibility to calculate that minimum number of Shares (including Shares represented by ADSs) that must be purchased if any are purchased, and the Company urges securityholders to consult their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐ The minimum number of Shares (including Shares represented by ADSs) that must be purchased, if any are purchased, is: Shares (including Shares represented by ADSs).

  If, because of proration, the minimum number of Shares (including Shares represented by ADSs) designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering securityholder must have tendered all of his, her or its securities and checked this box:

☐ The tendered Shares represent all Shares held by the undersigned.
☐ The tendered ADSs represent all ADSs held by the undersigned.

PLEASE SIGN ON THIS PAGE

Name(s) of Record Holder(s):

___________________________________________________________________________________________

(Please Print)

Signature(s):   ______________________________________________________________________________

X  ________________________________________________________________________________________

X  ________________________________________________________________________________________

Address(es):   _______________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

Zip code(s):  _______________________________________________________________________________

(Area code) and telephone number:  ____________________________________________________________

☐  If delivery will be by book-entry transfer, check this box

Name of tendering institution:  ________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

Account number:  ___________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agency Medallion Program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (i) that the above-named person(s) has a net long position in the securities being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of securities complies with Rule 14e-4 and (iii) to deliver to the Depositary at its address as set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or for the ADSs tendered hereby, a confirmation of the book-entry transfer of the ADSs into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, within three business days after the date of receipt by the Depositary.

____________________________________________ Name of Eligible Institution Guaranteeing Delivery	X _________________________________________ Authorized Signature
____________________________________________ Address	_________________________________________ Name (Print Name)
____________________________________________ Zip Code	_________________________________________ Title
____________________________________________ (Area Code) Telephone No.	Dated: ___________________________

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE:  DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.